EXHIBIT 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Oakridge Energy, Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Form 10-QSB for the fiscal quarter ended May 31, 2006 (the “Form 10-QSB”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB.

Date: July 17, 2006	/s/ Sandra Pautsky
Sandra Pautsky, President and
Principal Executive Officer
of Oakridge Energy, Inc.
Date: July 17, 2006	/s/ Carol J. Cooper
Carol J. Cooper, Principal
Financial Officer of
Oakridge Energy, Inc.